EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Pfizer Inc.:

      We consent to incorporation herein by reference of our report dated February 14, 2000 on the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 1999, 1998 and 1997 and the related consolidated statements of income, shareholders' equity and cash flows for the years then ended, as contained in the Pfizer Inc. 1999 Annual Report to Shareholders. These consolidated financial statements and our report thereon are incorporated by reference in this Annual Report on Form 10-K for the year ended December 31,1999.

We also consent to incorporation by reference of our report in the following Registration Statements:

o   Form S-15 dated December 13, 1982 (File No. 2-80884),
o   Form S-8 dated October 27, 1983 (File No. 2-87473),
o   Form S-8 dated March 22, 1990 (File No. 33-34139),
o   Form S-8 dated January 24, 1991 (File No. 33-38708),
o   Form S-8 dated November 18, 1991 (File No.33-44053),
o   Form S-3 dated May 27, 1993 (File No. 33-49629),
o   Form S-8 dated May 27, 1993 (File No. 33-49631),
o   Form S-8 dated May 19, 1994 (File No. 33-53713),
o   Form S-8 dated October 5, 1994 (File No. 33-55771),
o   Form S-3 dated November 14, 1994 (File No. 33-56435),
o   Form S-8 dated December 20, 1994 (File No. 33-56979),
o   Form S-4 dated February 14, 1995 (File No. 33-57709),
o   Form S-8 dated March 29, 1996 (File No. 33-02061),
o   Form S-8 dated September 25, 1997 (File No. 333-36371),
o   Form S-8 dated April 22, 1999 (File No. 333-76839), and
o   Form S-4 dated March 9, 2000 (File No. 333-90975).



                                                    s/KPMG LLP
New York, New York
March 24, 2000